SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 22, 2002

                Date of Report (Date of earliest event reported)


                              VISIONICS CORPORATION

             (Exact name of registrant as specified in its charter)

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          DELAWARE                  0-18856                 41-1545069
      (State or other           (Commission File          (IRS Employer
      jurisdiction of               Number)             Identification No.)
      incorporation)


                               5600 ROWLAND ROAD
                             MINNETONKA, MINNESOTA                55343-4315

                    (Address of principal executive offices)      (Zip Code)



        Registrant's telephone number, including area code: 952.932.0888

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Item 5.  Other Events

         On February 22, 2002, the registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Identix Incorporated ("Identix") and Viper Acquisition Corp., a wholly owned subsidiary of Identix ("Merger Sub"), pursuant to which Merger Sub will merge with and into Visionics, and Visionics will survive as a wholly-owned subsidiary of Identix (the "Merger"). The Merger is intended to be a tax-free reorganization for federal income tax purposes, and Visionics stockholders will receive 1.3436 shares of Identix common stock for each share of Visionics common stock they own.

         Certain affiliates of Visionics and Identix have entered into voting agreements in connection with the Merger. The voting agreements provide that the stockholders will vote their shares in favor of the Merger and related transactions.

         The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.


Item 7.  Financial Statements, pro Forma Financial Information and Exhibits

         (c)      Exhibits

         99.1 Agreement and Plan of Merger by and among Identix Incorporated, a Delaware corporation, Viper Acquisition Corp., a Delaware corporation and Visionics Corporation, a Delaware corporation dated as of February 22, 2002.

         99.2 Visionics Press Release, dated February 22, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        VISIONICS CORPORATION



                                            /s/ Robert F. Gallagher
                                        ----------------------------------------
                                        By: Robert F. Gallagher
                                            Chief Financial Officer

Date:  February 25, 2002


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                                  EXHIBIT INDEX


   Exhibit
     No.
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     99.1       Agreement and Plan of Merger by and among Identix Incorporated, a Delaware corporation, Viper Acquisition Corp., a Delaware corporation and Visionics Corporation, a Delaware corporation dated as of February 22, 2002.

     99.2       Visionics Press Release, dated February 22, 2002.


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